Exhibit 10.17.1.1

FIRST AMENDMENT TO
MASTER LOAN AGREEMENT

THIS FIRST AMENDMENT TO MASTER LOAN AGREEMENT (this “Amendment”) is entered into as of November 6, 2006, between MONARCH UTILITIES I L.P., a Texas limited partnership (the “Company”), and CoBANK, ACB,  a federally chartered instrumentality of the United States (“CoBank”).

BACKGROUND

CoBank and the Company are parties to an Amended and Restated Master Loan Agreement dated as of September 12, 2005 (the “MLA”). The parties now desire to amend the MLA.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.         Definitions.  All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to those terms in the MLA.

SECTION 2.         Amendments.

(A)          Debt. Section 6.02 of the MLA is hereby amended to add the following sentence at the end thereof:  “For purposes hereof, accounts payable to ECO Resources, Inc. for services rendered to the Company in the ordinary course of the Company’s business and which are paid by the Company on a regular basis (“ECO Accounts”) shall be considered to be accounts payable and not debt.

(B)          Payments of Debt to Southwest. Section 6.08(B) is hereby amended and restated to read as follows: “(B) make any payments on any debt owing to Southwest or any subsidiary of Southwest.”

(C)          Financial Covenants.  Article 7 of the MLA is hereby amended and restated in its entirety to read as follows:

Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect:

SECTION 7.01.          Debt Service Coverage Ratio. The Company and its consolidated Subsidiaries shall have for each fiscal year of the Company, a Debt Service Coverage Ratio of not less than 1.20 to 1:00.

SECTION 7.02.          Total Debt to EBITDA Ratio. The Company and its consolidated Subsidiaries shall have a ratio of Total Debt at the end of each fiscal year of the Company to EBITDA for each fiscal year of the Company of not greater than 10 to 1.

SECTION 7.03.          Total Debt to Capitalization Ratio.  The Company and its consolidated Subsidiaries shall have at the end of each fiscal quarter of the Company, a ratio of Total Debt to Total Capitalization of not more than .65 to 1.00.

SECTION 7.04.          Fiscal Year. The Company will not change its fiscal year.

(B)          Definitions.

(1)           Debt Service Coverage Ratio. The definition of “Debt Service Coverage Ratio” is hereby amended to add the following sentence at the end thereof: “Notwithstanding the foregoing: (1) in calculating net income, management fees shall be excluded as long as such fees are not paid by the Company; and (2) ECO Accounts shall not be considered to be Long-Term Debt.”

(2)           EBITDA.  The definition of “EBITDA” is hereby amended to add the following sentence at the end thereof: “Notwithstanding the foregoing, in calculating EBITDA management fees shall be excluded from operating expenses as long as such fees are not paid by the Company.”

(3)           ECO Accounts. There is hereby added in alphabetical order, a definition of ECO Accounts reading as follows: “ECO Accounts shall have the meaning set forth in Section 6.02 of the Agreement.

(4)           Total Debt. The definition of “Total Debt” is hereby amended to add the following sentence at the end thereof: “In calculating Total Debt: (1) all long-term debt and other loans and advances from Southwest (other than loans and advances for construction) shall be included; and (2) ECO Accounts shall be excluded.”

SECTION 3.         Representations and Warranties.  The Company represents and warrants that: (A) no consent, permission, authorization, order or license of any governmental authority or of any party to any agreement to which the Company is a party or by which it or any of its property may be bound or affected, is necessary in connection with the execution, delivery, performance or enforcement of this Amendment; (B) the Company is in compliance with all of the terms of the Loan Documents and no Default or Event of Default exists; and (C) this Amendment has been duly authorized, executed and delivered by the Company, and creates legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the rights of creditors generally.

SECTION 4.         Confirmation.  Except as amended hereby, the MLA shall remain in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB	MONARCH UTILITIES I L.P.
a Texas limited partnership
By: Texas Water Services Group, LLC
a Texas limited liability company
Its: General Partner

By:	By:

Title:	Title:

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